As filed with the Securities and Exchange Commission on November 13, 2003	Registration No. 333-98281

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSIGHT ENTERPRISES, INC.

(Exact name of Registrant as specified in charter)

Delaware	86-0766246

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1305 West Auto Drive
Tempe, Arizona 85284
(480) 902-1001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Robert Moya, Executive Vice President and General Counsel
Insight Enterprises, Inc.
1305 West Auto Drive
Tempe, Arizona 85284
(480) 902-1001
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Steven P. Emerick
Quarles & Brady Streich Lang LLP
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391
(602) 229-5200

Approximate date of commencement of proposed sale of the securities to public: Not applicable: shares are being deregistered.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

DEREGISTRATION OF SECURITIES

Insight Enterprises, Inc., a Delaware corporation (“Insight”), filed a Registration Statement on Form S-3 (Registration No. 333-98281) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on August 16, 2002, registering 2,399,244 shares of Insight’s common stock to be offered from time to time by the selling stockholders named therein (the “Offering”). The SEC declared the Registration Statement effective on August 23, 2002.

The Offering contemplated by the Registration Statement has terminated by virtue of the expiration of Insight’s contractual obligation to the selling stockholders to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, Insight is filing this post-effective amendment to remove from registration all of the shares that were registered in the Offering but remain unsold as of the date hereof, calculated to be 92,280 shares, based on the records of Insight’s transfer agent.

Accordingly, Insight files this post-effective amendment to deregister such shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Insight Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona on November 12, 2003.

INSIGHT ENTERPRISES, INC., a Delaware corporation

/s/ Timothy A. Crown

Timothy A. Crown, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

* Eric J. Crown, Chairman of the Board	November 12, 2003

/s/ Timothy A. Crown Timothy A. Crown, Director, President and Chief Executive Officer	November 12, 2003

* Stanley Layborne, Director, Chief Financial Officer, Treasurer and Executive Vice President (principal accounting officer)	November 12, 2003

* Larry A. Gunning, Director	November 12, 2003

* Robertson C. Jones, Director	November 12, 2003

* Michael M. Fisher, Director	November 12, 2003

*By /s/ Timothy A. Crown Attorney-in-Fact	November 12, 2003

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